Exhibit 10.2

AGREEMENT – Government Contracting

This agreement is between, M3 Lighting, inc. (M3) a company located in Atlanta  and CST Federal Services (CST), a Florida Corporation the undersigned ("Strategic Partner”) agree as follows:

1. Purpose. The purpose of this Agreement is to establish an alliance whereby CST shall team with M3 to secure government contracts. CST will provide M3 leads on opportunities with the federal government, strategy and implementation in the area of the federal contracting process, and oversee the process for Government business procurement.

2. Term. This Agreement is effective as the date signed by M3 and CST(“Effective Date”) Either party may terminate this Agreement at the end of the then-current period by giving written notice at least thirty (30) days prior to the end of that period. This Agreement is effective as of the date signed by M3 (“Effective Date”) and shall remain in effect for an initial period of two (2) years (“Initial Period”). After the Initial Period, the term can be extended for successive one (1) year periods if both parties agree.

3. Remuneration/Percentage.
CST will receive 15% of any gross revenues generated for each government contract pursued with M3. Government contracts are set up under CST Federal Services.

IF M3 brings needs to subcontract out any work, CST will still receive 15% of the gross revenues unless a unique arrangement is agreed upon by both parties on a case by case basis.

Upon termination of this contract, commissions/fees due to CST and M3 would survive the termination of this contract until each government contract would expire.

4. M3 shall provide the marketing and promotional material for CST to bring to the market.

5. Confidential Information. Both parties shall treat the information, ideas, designs, client lists, emails, processes, trade secrets, specifications, logos, plans, rules, guidelines, diagrams, schedules, blueprints, ("Confidential Information") as strictly confidential. Neither party shall, directly or indirectly, divulge Confidential Information or cause it to be used in competition with the disclosing party.

6. Indemnification. 6.1 Each party shall indemnify, defend and hold harmless the other and its officers, shareholders, employees, directors, suppliers and agents, from any losses, claims, demands, actions, causes of action, suits, costs, attorney’s fees, damages, expenses, compensation, penalties, liabilities or obligations of any kind (“Losses”) resulting from or asserted by a third party, that arise out of, or are incurred in connection with the indemnifying party’s: (i) gross negligence or willful misconduct resulting in personal injury or property damage; (ii) failure to comply with applicable law; or (iii) material breach of this Agreement.

6.2 The obligation to provide indemnification under this Agreement is contingent upon: (i) the indemnified party promptly notifying the indemnifying party in writing of any claim; (ii) the indemnifying party having sole control over the defense and settlement of the claim; (iii) the indemnified party reasonably cooperating during defense and settlement efforts; and (iv) the claim not arising, in whole or in part, out of the indemnified party's breach of this Agreement.

7. Termination and Additional Remedies. In addition to any other remedies at law or in equity to which they are entitled, both parties reserve the right to terminate this Agreement if the other party: (i) fails to cure a material breach of this Agreement for more than thirty (30) days following receipt of written notice; (ii) is the subject of a dissolution or bankruptcy action; (iii) suffers the appointment of a receiver or trustee; or (iv) commits any act relating to this Agreement with the intent to defraud the terminating party. M3 will not circumvent nay relationships that CST brings forward as part of this relationship.

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8. Miscellaneous.

8.1 Strategic Partner shall not assign, subrogate or transfer any interest, obligation or right under this Agreement without prior written consent from M3 or CST, and any such attempt shall be null and void. Any dissolution, merger, consolidation, reorganization or transfer of a majority of the assets or stock of Strategic Partner shall constitute an attempted assignment of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors or assigns.

8.2 This Agreement shall be governed by the state and Federal laws applicable in Florida.

8.3 This Agreement may only be modified by written agreement of the parties.

Signature Page CST Federal Services/M3

Accepted:

CST Federal Services, Inc.	M3 Lighting, Inc.

/s/Ira Shapiro	/s/Robert Miller
Signature	Signature

Ira Shapiro, COO	Authorized signature
CST Federal Services	M3 Lighting, Inc.

7/29/2009	7/29/2009
Date	Date

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